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                                 EXHIBIT 10.14

                             RALCORP HOLDINGS, INC.

                          SUPPLEMENTAL RETIREMENT PLAN

                                   ARTICLE I

                                  DEFINITIONS

     1.1 "AFFILIATED COMPANY" means Ralcorp Holdings, Inc., those domestic corporations in which Ralcorp Holdings, Inc. owns directly or indirectly more than 50% of the voting stock, or any other entity so designated by the Committee.

     1.2 "BENEFICIARY" means:

            i) with respect to benefits payable pursuant to Article Three, either a Surviving Spouse (as defined in the Retirement Plan) or any other person (including a trust) designated pursuant to the terms of the Retirement Plan to receive benefits under the terms of that Plan as a result of an Employee's death; and

            ii) with respect to benefits payable pursuant to Article Four, the person or persons, including a Surviving Spouse or a trust, designated by the Employee on a beneficiary designation form provided for this Plan; and if no such Beneficiary survives the Employee, then the Employee's estate.

     1.3 "CODE" means the Internal Revenue Code of 1986, as amended.

     1.4 "COMMITTEE" means the Nominating and Compensations Committee of the Board of Directors of Ralcorp Holdings, Inc., its designates, or any successor to such Committee.

     1.5 "COMPENSATION" means compensation included for purposes of computation of benefits pursuant to the Retirement Plan.

     1.6 "DEFERRAL OF COMPENSATION" means a deferral of Compensation by an Employee pursuant to the terms of the plans or programs listed in Appendix A attached hereto, as such Appendix may be amended from time to time at the sole discretion of the Committee or its designates.

     1.7 "EMPLOYEE" means a person employed by any of the Affiliated Companies who is one of a select group of management or highly-compensated employees.

     1.8 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.9 "PLAN" means the Ralcorp Holdings, Inc. Supplemental Retirement Plan.

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     1.10 "RALCORP" means Ralcorp Holdings, Inc..

     1.11 "RETIREMENT" means the effective date on which an Employee or such Employee's Beneficiary begins to receive benefits pursuant to an election under the Retirement Plan.

     1.12 "RETIREMENT PLAN" means the Ralcorp Holdings, Inc. Retirement Plan or any successor plan.

     1.13 "SECTION 415 LIMITATION" means the limitation, imposed by Section 415 of the Code, on the amount of retirement benefits payable from a qualified retirement plan to a participant in such plan.

     1.14 "SUPPLEMENTAL RETIREMENT AWARD" ("SRA") means a retirement benefit awarded pursuant to Article Four of the Plan.

     1.15 "SUPPLEMENTAL RETIREMENT BENEFITS" means benefits payable pursuant to Article Three of the Plan.

     1.16 "SURVIVING SPOUSE" means the spouse of an Employee who dies prior to Retirement.

                                   ARTICLE II

                                  ELIGIBILITY

     2.1 SUPPLEMENTAL RETIREMENT BENEFITS.  (a)  Any Employee described in
Section 2.1(b) shall be eligible to accrue Supplemental Retirement Benefits as described in Article Three in the event that such Employee's retirement benefits accrued pursuant to the Retirement Plan are less than they would be but for the following factors:

           i) the Employee's making a Deferral of Compensation

          ii) the Section 415 Limitation; and/or

         iii) the Compensation limitations imposed by Section
              401(a) of the Code.

Such factors shall collectively be known as the Benefit Limitations.

     (b) The following Employees shall be eligible to accrue Supplemental Retirement Benefits under the circumstances described in Section 2.1(a):

            i)   Principal Corporate Officers of Ralcorp:
                 Chairman of the Board, Chief Executive Officer, President, any Vice President, Secretary, Treasurer; or


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            ii)  Any other Employee designated by the Chief
                 Executive Officer of Ralcorp.

     2.2 SUPPLEMENTAL RETIREMENT AWARDS. An Employee shall be eligible for a Supplemental Retirement Award ("SRA") as described in Article Four if:

            i) he or she is a Corporate officer of Ralcorp and an SRA for such Employee is approved by the Committee; or

           ii) he or she is not a Corporate officer of Ralcorp and an SRA with a present value in excess of $200,000 (as determined for pension expense purposes of the Affiliated Companies) has been approved for such Employee by the Committee; or

          iii) he or she is not a Corporate officer of Ralcorp and an SRA with a present value of $200,000 or less (as determined for pension expense purposes of the Affiliated Companies) has been approved for such Employee by the Chief Executive Officer of Ralcorp.

                                  ARTICLE III

                        SUPPLEMENTAL RETIREMENT BENEFITS

     3.1 AMOUNT AND FORM OF EMPLOYEE'S BENEFIT. Any Employee who meets the eligibility requirements of Section 2.1 shall be entitled to receive a Supplemental Retirement Benefit which shall be equal in value to the additional benefit which such Employee would have received pursuant to the Retirement Plan but for the Benefit Limitations.

     Notwithstanding the form of benefit selected by the Employee to be paid from the Retirement Plan, the amounts payable pursuant to this Section 3.1 shall be paid in the form of a five-year certain annuity if the Employee is unmarried at the time of commencement of payment, or in the form of a 50% contingent annuitant benefit if the Employee is married at that time, such optional forms to be calculated in a manner consistent with administration of the Retirement Plan; except that an Employee may irrevocably elect, in the year prior to the year in which such Employee first accrues a benefit under the Plan, to receive benefits pursuant to this Section in any other form of payment permitted under the Retirement Plan.

     Benefits shall be payable to an Employee in monthly installments on the first day of each month following Retirement.

     3.2 BENEFICIARIES. In the event of an eligible Employee's death, such Employee's Beneficiary shall receive Supplemental Retirement Benefits equal in amount to the additional monthly benefit which such Beneficiary would have received from the Retirement Plan but for the Benefit Limitations applicable to the Employee's accrued benefit.


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     3.3 LUMP SUM PAYMENTS.  In lieu of monthly installment payments described in Section 3.1 and 3.2, the Committee, at its sole discretion, may pay, on the sixtieth day after Retirement or death of an Employee, Supplemental Retirement Benefits in the form of a single lump-sum distribution equal in amount to the present value of the right to receive such Supplemental Retirement Benefits on a monthly basis, but only in the event that such monthly benefit payment is less than $100. The present value shall be determined using the discount rate utilized in the Retirement Plan to determine the present value of lump-sum cash distributions permitted by Section 417 of the Code, as such rate may be determined or adjusted from time to time.

                                   ARTICLE IV

                         SUPPLEMENTAL RETIREMENT AWARDS

     4.1 AMOUNT AND FORM OF EMPLOYEE'S BENEFIT. An Employee who meets the eligibility requirements of Section 2.2 shall be entitled to receive an SRA in the amount approved by the Committee or the Chief Executive Officer of Ralcorp, as applicable.

     The SRA shall be payable to the Employee in equal monthly installments for the lifetime of the Employee beginning at his or her Retirement at age 62 or later. Such amount shall be subject to reduction, change in form of payment or forfeiture for retirement or termination before age 62 as described in Section 4.2.

     4.2 REDUCTION, CHANGE IN FORM OF PAYMENT OR FORFEITURE. The monthly benefit payable to Employee at his or her Retirement at age 62 or later shall be reduced by 5/12% for each month or fraction thereof by which the Employee's Retirement at or after age 55 precedes the Employee's sixty-second birthday, to a maximum reduction of 35% at age 55. If the Employee remains in the employ of an Affiliated Company until age 62, the SRA shall be paid with no reduction for early retirement. The SRA shall not be increased if the Employee remains in the employ of an Affiliated Company after age 62.

     If the Employee voluntarily terminates employment prior to age 55, whether by Retirement or other termination, or if the Employee is terminated for cause at any time, no benefit shall be payable under the Article Four of the Plan either to the Employee or to his or her beneficiaries. If the Employee is involuntarily terminated prior to age 55 other than for cause, as soon as practicable he or she will be paid a lump sum equal to the Minimum Benefit described in Section 4.3 in lieu of the SRA described in Sections 4.1 and 4.2.

     4.3 MINIMUM BENEFIT. If the Employee should die before commencement of payment of the SRA described in Sections 4.1 or 4.2, the Employee's beneficiary shall be paid a lump sum in cash equal to the Minimum Benefit approved by the Committee or the Chief Executive Officer of Ralcorp at the time the SRA was granted. The beneficiary shall be designated by the Employee on a beneficiary designation form provided in connection with this Plan. If no such Beneficiary has been designated on a form received by the Employee Benefits


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Department of Ralcorp, or if no such Beneficiary survives the Employee, then the Minimum Benefit shall be paid to the Employee's estate.

     If the Employee dies after payment of the SRA described in Sections 4.1 or
4.2 has commenced, but before an amount equal to the Minimum Benefit has been paid, then the Beneficiary shall be paid a lump sum in cash equal to the difference between the Minimum Benefit and the amount of the SRA paid prior to the Employee's death.

     4.4 CALCULATION OF MINIMUM BENEFIT. The Minimum Benefit shall be a lump sum equal to the present value of the SRA described in Section 4.1 as if it were payable beginning at the Employee's age 65. Except in unusual circumstances approved by the Committee or the Chief Executive Officer at the time an SRA is approved, the present value of the Minimum Benefit shall be calculated by using the discount rate utilized by Ralcorp calculating pension expense for financial accounting purposes as of the date the Award is approved. The present value shall also be based on mortality assumptions used in qualified defined benefit plans of the Affiliated Companies for their United States employees and certain other assumptions deemed reasonable by Ralcorp.

     4.5 TOTAL AND PERMANENT DISABILITY. If the Employee becomes totally and permanently disabled at or after age 55, payment of benefits shall commence at the time the finding of disability is made. Reduction factors described in
Section 4.2 for termination or Retirement at or after age 55 shall apply. An Employee's disability beginning before age 55 shall be considered an involuntary termination of employment and the Minimum Benefit shall be paid to the Employee at the time the finding of disability is made.

                                   ARTICLE V

                            ERISA BENEFIT LIMITATION

     5.1 OBLIGATIONS UNFUNDED. All benefits due an Employee or Beneficiary pursuant to the Plan are unfunded and unsecured and are payable out of the general funds of the Affiliated Companies. The Affiliated Companies shall make no provision for the funding or insuring of any benefits payable hereunder. In the event that an Affiliated Company shall decide to establish an advance accrual reserve on its books against the future expense of payments made hereunder, such reserve shall not under any circumstances be deemed to be an asset of the Plan, nor a source of payment of any claims under the Plan but at all times shall remain a part of the general assets of the Affiliated Company, and shall be subject to the claims of its creditors.

     Ralcorp may, in its sole and absolute discretion, establish a grantor trust for the payment of benefits hereunder, the assets of which shall be at all times subject to the claims of creditors of Ralcorp, as provided for in such trust, provided that such trust does not alter the characterization of the Plan as an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. Such trust shall make distributions in accordance with the terms of the Plan.



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     5.2 EXCESS BENEFIT PLAN.  The portion of the Plan relating to Supplemental
Retirement Benefits payable on account of the Section 415 Limitations constitutes an excess benefit plan as defined in Section 3(36) of ERISA.

     5.3 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the establishment of the Plan nor the payment of any benefits thereunder nor any action of the Affiliated Companies shall be held or construed to confer upon any person any legal right to be continued in the employ of any Affiliated Company.

     5.4 POWER TO AMEND OR TERMINATE. The Board of Directors of Ralcorp, the Committee and their delegates are each empowered to amend, modify or terminate this Plan at any time, except that no amendment, modification or termination may reduce or otherwise detrimentally affect benefits payable under this Plan to an Employee or his Beneficiary without regard to such amendment unless the Employee (or Beneficiary, if the Employee is deceased) consents to such change. Notwithstanding the foregoing, Appendix A may be amended prospectively without the consent of any Employee or Beneficiary and such amendment shall apply to Deferrals of Compensation made after the effective date of such amendment.

     5.5 BENEFITS UPON DIVESTITURE OR OTHER DISPOSITION OF BUSINESS. In the event that, as a result of a sale of stock or assets or another transaction by which all or part of an Affiliated Company ceases to be an affiliate of Ralcorp, an Employee's employment with an Affiliated Company is terminated or his employer is no longer an Affiliated Company, Ralcorp reserves the right to offset against any Supplemental Retirement Benefits, otherwise payable to such Employee or his Beneficiary, retirement benefits payable to such Employee or his Beneficiary from any pension or retirement plan of such purchaser, its affiliate or successor ("Purchaser") after consummation of such sale to the extent such benefits duplicate the benefits payable under this Plan. Ralcorp also reserves the right to assign its rights and obligations pursuant to this Plan and, upon the assumption of such rights and obligations by a third party, Ralcorp shall guarantee the payment of such transferred obligations in the event that the assignee fails to pay them.

     5.6 TRANSFERABILITY OF BENEFITS. The Employee's right to receive payment of benefits under this Plan shall not be transferred, assigned or pledged except by beneficiary designation, by will or pursuant to the laws of descent and distribution.

     5.7 ANTICIPATION OF BENEFITS. An Employee shall have a claim upon an Affiliated Company only to the extent of the monthly payments, if any, due such Employee up to and including the then current month, and the Employee shall not have a claim against any Affiliated Company for any subsequent monthly payment unless and until such payments shall become due and payable.

     5.8 TAXES. Any taxes required to be withheld under applicable federal, state or local tax laws or regulations may be withheld from any payment due hereunder.

     5.9 MISSOURI LAW TO GOVERN. Except to the extent preempted by federal law, all questions pertaining to the interpretation, construction, administration, validity and effect of the


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provisions of the Plan shall be determined in accordance with the laws of the
State of Missouri without giving effect to the conflict of laws provisions thereof.

     5.10 HEADINGS. Headings of Articles and Sections of the Plan are inserted for convenience of reference, and constitute no part of the Plan.

     5.11 GENDER. The use of masculine pronouns herein shall be deemed to include both males and females.







                                 RALCORP HOLDINGS, INC.




Date_______________              By: ____________________________


                                 Title: ___________________________










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                                   APPENDIX A


                             RALCORP HOLDINGS, INC.
                          SUPPLEMENTAL RETIREMENT PLAN



     Deferred Compensation Plan for Key Employees

     Ralcorp Holdings, Inc. Executive Savings Investment Plan



















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